Shareholder Meeting
June 30, 2003

On January 17, 2003 a Special Meeting of the shareholders of the David L. Babson Trust (Portfolio
L and Portfolio S) was held. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

Issue 1:
To approve an Agreement and Plan of Reorganization under which the Trust, a Missouri common law trust ( the Missouri Trust), will transfer substantially all of its assets and liabilities to a newly created Delaware statutory trust called D.L. Babson Bond Trust (the
Delaware Trust), in exchange for shares of the Delaware Trust to be distributed to the Missouri
Trust's shareholders:

					Broker
		For	Against	Abstain	Non-Vote
Portfolio L		 29,605,869 	 2,739,284 	 981,680
4,052,364
Portfolio S		 1,793,930 	 119,845 	 28,247
808,283

Issue 2:
To elect seven Trustees to hold office until their successors are duly elected and qualified or until their earlier resignation or removal:

					Broker
		For	Against	Abstain	Non-Vote
Portfolio L
	T. Geron Bell	 26,553,318 	 4,903,871
	-   	 -
	Sandra J. Hale	 26,562,015 	 4,895,174
	-   	 -
	Ronald James	 26,585,211 	 4,871,978
	-   	 -
	Jay H. Wein	 26,609,380 	 4,847,808
	-   	 -
	H. David Rybolt	 26,601,095 	 4,856,094
	-   	 -
	William H. Russell	 26,640,832
	4,816,357 	 -   	 -
	Edward S. Ritter	 26,701,703
	4,755,486 	 -   	 -

Portfolio S
	T. Geron Bell	 2,490,739 	 92,238
	-   	 -
	Sandra J. Hale	 2,490,635 	 92,341
	-   	 -
	Ronald James	 2,491,045 	 91,932
	-   	 -
	Jay H. Wein	 2,490,635 	 92,341
	-   	 -
	H. David Rybolt	 2,491,045 	 91,932
	-   	 -
	William H. Russell	 2,491,045 	 91,932
	-   	 -
	Edward S. Ritter	 2,491,045 	 91,932
	-   	 -

Issue 3:
To approve a New Investment Advisory Agreement between the Trust and Jones & Babson, Inc.:

					Broker
		For	Against	Abstain	Non-Vote
Portfolio L		 28,875,873 	 1,714,026
	867,289 	 -
Portfolio S		 2,503,449 	 60,972 	 18,556
	-

Issue 4:
To approve a New Investment Counsel Agreement between Jones & Babson, Inc. and David L.
Babson & Company Inc. for each portfolio.:

					Broker
		For	Against	Abstain	Non-Vote
Portfolio L		 28,890,560 	 1,721,934
	844,694 	 -
Portfolio S		 2,482,431 	 45,357 	 55,188
	-


On January 17, 2003 a Special Meeting of the shareholders of the Babson Enterprise Fund, Babson Enterprise Fund II, David L. Babson Growth
Fund, Shadow Stock Fund, Babson Value Fund,
Babson-Stewart Ivory International Fund, David L.
Babson Money Market Fund and David L. Babson Tax-Free
Income Fund was held. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

Issue 1:
To elect seven Trustees to hold office until their successors are duly elected and qualified or until their earlier resignation or removal:

					Broker
		For	Against	Abstain	Non-Vote
Babson Enterprise Fund
	T. Geron Bell	 8,244,941 	 342,899
	-   	 -
	Sandra J. Hale	 8,232,565 	 355,276
	-   	 -
	Ronald James	 8,243,427 	 344,414
	-   	 -
	Jay H. Wein	 8,229,469 	 358,371
	-   	 -
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -
	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

					Broker
		For	Against	Abstain	Non-Vote
Babson Enterprise Fund II
	T. Geron Bell	 1,154,049 	 55,568
	-   	 -
	Sandra J. Hale	 1,152,126 	 57,492
	-   	 -
	Ronald James	 1,155,335 	 54,283
	 -   	 -
	Jay H. Wein	 1,144,438 	 65,179 	 -
	-
	H. David Rybolt	 1,140,597 	 69,020
	-   	 -
	William H. Russell	 1,145,939 	 63,678
	-   	 -
	Stephen S. Soden	 1,120,092 	 89,525
	-   	 -

					Broker
		For	Against	Abstain	Non-Vote
David L. Babson Growth Fund
	T. Geron Bell	 12,168,451 	 903,056
	-   	 -
	Sandra J. Hale	 12,222,050 	 849,457
	-   	 -
	Ronald James	 12,206,688 	 864,819
	-   	 -
	Jay H. Wein	 12,222,886 	 848,622 	 -
	-
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -   	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

					Broker
		For	Against	Abstain	Non-Vote
Shadow Stock Fund
	T. Geron Bell	 3,639,770 	 335,238
	-   	 -
	Sandra J. Hale	 3,637,795 	 337,213
	-   	 -
	Ronald James	 3,656,451 	 318,558
	-   	 -
	Jay H. Wein	 3,634,382 	 340,627 	 -   	 -
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -   	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

					Broker
		For	Against	Abstain	Non-Vote
Babson Value Fund
	T. Geron Bell	 4,920,627 	 246,451
	-   	 -
	Sandra J. Hale	 4,919,973 	 247,105
	-   	 -
	Ronald James	 4,923,288 	 243,790
	-   	 -
	Jay H. Wein	 4,915,029 	 252,050 	 -   	 -
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -   	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

					Broker
		For	Against	Abstain	Non-Vote
Babson-Stewart Ivory International Fund
	T. Geron Bell	 622,672 	 31,984
	-   	 -
	Sandra J. Hale	 622,353 	 32,304
	-   	 -
	Ronald James	 622,846 	 31,810
	-   	 -
	Jay H. Wein	 622,674 	 31,982 	 -   	 -
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -   	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

					Broker
		For	Against	Abstain	Non-Vote
David L. Babson Money Market Fund
	T. Geron Bell	 18,956,846 	 1,460,128
	-   	 -
	Sandra J. Hale	 18,952,605 	 1,464,370
	-   	 -
	Ronald James	 18,956,846 	 1,460,128
	-   	 -
	Jay H. Wein	 18,952,605 	 1,464,370 	 -
	-
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -   	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

					Broker
		For	Against	Abstain	Non-Vote
David L. Babson Tax-Free Income Fund
	T. Geron Bell	 2,947,743 	 56,718
	-   	 -
	Sandra J. Hale	 2,948,663 	 55,798
	-   	 -
	Ronald James	 2,948,686 	 55,775
	-   	 -
	Jay H. Wein	 2,950,642 	 53,819 	 -   	 -
	H. David Rybolt	 -   	 -   	 -   	 -
	William H. Russell	 -   	 -   	 -   	 -
	Stephen S. Soden	 -   	 -   	 -   	 -

Issue 2:
To approve a New Investment Advisory Agreement between each Fund and Jones & Babson, Inc.:

					Broker
		For	Against	Abstain	Non-Vote
Babson Enterprise Fund		 6,110,356 	 305,562
179,409 	 1,992,514
Babson Enterprise Fund II		 834,503 	 48,546
44,621 	 281,947
David L. Babson Growth Fund		 11,496,117
549,931 	 518,540 	 506,919
Shadow Stock Fund		 2,887,398 	 169,785
235,790 	 682,035
Babson Value Fund		 3,597,551 	 206,189
155,624 	 1,207,714
Babson-Stewart Ivory International Fund
513,005 	 12,390 	 21,849 	 107,412
David L. Babson Money Market Fund		 17,516,360
1,935,861 	 959,205 	 5,548
David L. Babson Tax-Free Income Fund		 2,796,459
68,254 	 34,435 	 105,313

Issue 3:
To approve a New Investment Counsel Agreement between
Jones & Babson, Inc. and David L. Babson & Company
Inc. for each portfolio.:

					Broker
		For	Against	Abstain	Non-Vote
Babson Enterprise Fund		 6,098,890 	 304,419
192,019 	 1,992,514
Babson Enterprise Fund II		 835,948 	 45,328
46,395 	 281,947
David L. Babson Growth Fund		 11,386,093
524,550 	 653,944 	 506,919
Shadow Stock Fund		 2,890,387 	 160,880
241,706 	 682,035
Babson Value Fund		 3,588,731 	 204,177
166,456 	 1,207,714
Babson-Stewart Ivory International Fund		 615,295
16,998 	 22,364 	 -
David L. Babson Money Market Fund		 17,541,306
1,805,517 	 1,064,604 	 5,548
David L. Babson Tax-Free Income Fund		 2,787,645
68,254 	 43,249 	 105,313